UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2017

PROTO SCRIPT PHARMACEUTICAL CORP.

(Exact name of registrant as specified in charter)

Nevada	333-175146	99-0363803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9830 6th Street, Suite 103 Rancho Cucamonga, California	91730
(Address of principal executive offices)	(Zip Code)

(855) 476-7679

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Item 3.02

Unregistered Sales of Equity Securities.

On February 7, 2017, Proto Script Pharmaceutical Corp. (the “Company”) and Michelle Rico (“Rico”), the Company’s sole officer and director, entered into a Share Exchange Agreement (the “Agreement”).  Pursuant to the Agreement, Rico agreed to exchange 295,000,000 shares of common stock that she owns into 1,500,000 shares of Series A Preferred Stock.  The Company will cancel the 295,000,000 shares of common stock and returned them back to treasury.

The shares of preferred stock to be issued pursuant to the Agreement, shall be issued in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering, or Regulation D promulgated thereunder.  The Agreement is an exempt transaction pursuant to Section 4(a)(2) of the Securities Act as the share exchange was a private transaction by the Company and did not involve any public offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTO SCRIPT PHARMACEUTICAL CORP.

Date: February 15, 2017	By:	/s/ Michelle Rico
Michelle Rico, President